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                                                                      EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Simulations Plus, Inc., a California corporation (the "Company"), on Form 10-KSB for the year ended August 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), Walter S. Woltosz, Chief Executive Officer of the Company and Momoko A. Beran, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant of ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his/her knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/S/ WALTER S. WOLTOSZ
----------------------------
Walter S. Woltosz
Chief Executive Officer
November 26, 2008


/S/ MOMOKO A. BERAN
----------------------------
Momoko A. Beran
Chief Financial Officer
November 26, 2008


(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)